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                                                                   Exhibit 10.7

                              LTI-V UNIT AGREEMENT

            AGREEMENT made as of this [14] day of [March, 1997] by and between Donaldson, Lufkin & Jenrette, Inc. (the "Company") and John Doe (the "Participant").

            WHEREAS, the Board of Directors of the Company and its shareholders have approved the adoption of the Donaldson, Lufkin & Jenrette, Inc. 1996 Incentive Compensation Plan (the "Plan"); and

            WHEREAS, pursuant to Section 4(a)(2) of the Plan, the Compensation and Management Committee of the Company's Board of Directors (the "Committee") has authorized the creation of a Long Term Award Pool for the performance period commencing on January 1, 1997 and ending on December 31, 1999 (the "1997-1999 Performance Period"); and

            WHEREAS, the Committee has determined to allocate percentage interests in the Long Term Award Pool for the 1997-1999 Performance Period in the form of units denominated as "LTI-V Units"; and

            WHEREAS, the Participant has been designated as a recipient of LTI-V Units under the Plan for the 1997-1999 Performance Period; and

            NOW, THEREFORE, the Company and the Participant hereby agree as follows:

            1. Grant of LTI-V Units. The Participant is hereby granted an Award for the 1997-1999 Performance Period consisting of 750 LTI-V Units. Each 250 LTI-V Units represent 0.0347% of the Long Term Award Pool for the 1997-1999 Performance Period as determined under, and subject to, the terms and conditions set forth herein and in the Plan attached hereto.

            2. Vesting of LTI-V Unit Award. The LTI-V Units granted under this Agreement shall vest at the rate of 33-1/3% per year for each calendar year of the Participant's

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continuous employment with the Company or any of its Affiliates during the
1997-1999 Performance Period. All of the Participant's unvested LTI-V Units shall be forfeited in the event of his or her termination of employment; provided, however, that 100% of the LTI-V Units granted under this Agreement shall vest immediately in the event of the Participant's termination of employment due to death, Disability, or retirement on or after attaining age 65 or earlier retirement with the written consent of the Committee. Notwithstanding the foregoing, 100% of the Participants LTI-V Units (vested and unvested) shall be forfeited in full, except to the extent (if any) otherwise determined by the Committee in its sole discretion, in the event (i) the Participant's employment with the Company or any of its Affiliates is terminated for Cause, or (ii) the Participant engages in activities deemed competitive with, or harmful to, the Company. For purposes of this Agreement, the terms "Cause" and "Disability" shall have the meanings given to such terms in the Donaldson, Lufkin &
Jenrette, Inc. 1996 Stock Option Plan. Transfer from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if the Participant is placed on a military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the later of the date when the leave equals ninety days or the date when the Participant's right to reemployment shall no longer be guaranteed either by law or by contract.

            3. Determination of Value of LTI-V Unit Award. The applicable value of LTI-V Units granted hereunder shall be determined in accordance with the terms and conditions of the Plan, including the requirement that the Committee certify in writing the amount of the Long Term Award Pool and the amount payable to the Participant pursuant to this Agreement. In the event of the Participant's termination of employment prior to the end of the 1997-1999 Performance Period, the applicable value of his or her vested LTI-V Units shall be determined in accordance with the Plan after the end of the 1997-1999 Performance Period and be equal to

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the lesser of (i) the value of his or her vested LTI-V Units as of the end of the 1997-1999 Performance Period or (ii) the value of his or her vested LTI-V Units at the end of the calendar year immediately preceding the Participant's termination of employment. In the event that the total value of all LTI-V Units payable under the Plan exceeds the total of the Long Term Award Pool for the 1997-1999 Performance Period, such per Unit values will be reduced pro rata so that the total value of all LTI-V Units payable under the Plan equals such Long Term Award Pool.

            4. Payment of LTI-V Awards. Unless electively deferred pursuant to
Section 4(e)(4) of the Plan and subject to the terms end conditions set forth in the Plan and in this Agreement, the applicable value of the Participant's LTI-V Units, to the extent vested, shall be paid 50% within 120 days after the end of the 1997-1999 Performance Period. The remaining 50%, plus interest credits (at a market rate determined by the Committee in its sole discretion) from and after the date on which the initial 50% portion is paid, shall be paid one year thereafter. Payments will be in the form of cash.

            5. Adjustment LTI-V Units. The number of LTI-V Units granted pursuant to this Agreement may be reduced by the Committee in its sole discretion upon written notification to the Participant. Any such reduction in the number of LTI-V Units will be on a prospective basis with regard to any increase in the Long Term Award Pool during the remainder of the 1997-1999 Performance Period. In the event the Long Term Award Pool decreases after such reduction, the Participant will continue to be subject to such decrease in value as though the number of LTI-V Units awarded to the Participant had not been reduced.

            6. Impact of Change of Control. In the event of a Change of Control during (a) the 1997-1999 Performance Period or (b) the mandatory one-year deferral period following the end of the 1997-1999 Performance Period, all unvested LTI-V Units not previously forfeited

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shall immediately vest, and all unpaid, nonforfeited LTI-V Units shall be paid as soon as practicable in accordance with Section 4(e)(7) of the Plan.

            7. Tax Withholding. The Participant acknowledges his or her obligation to satisfy any applicable tax withholding requirement relating to the Award and agrees that the Company's obligation to make payments hereunder is conditioned on the Participant satisfying any such applicable tax withholding requirements.

            8. Transfer Restrictions. The Award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately be voidable in the sole discretion of the Committee.

            9. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of New York (applied without regard to conflict of law principles) and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and the Participant. No contract or right of employment shall be implied by this Agreement. If this Award is assumed or a new award is substituted therefor in any corporate reorganization, employment by such assuming or substituting corporation shall be considered for all purposes of this Award to be employment by the Company.

            10. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Plan. Receipt of a copy of the Plan is hereby acknowledged.

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                                              DONALDSON, LUFKIN & JENRETTE, INC.


                                              By: ______________________________

Receipt acknowledged and terms agreed to:


__________________________________________
             JOHN DOE